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                                                                       Exhibit 5
                        [LETTERHEAD OF HUNTON & WILLIAMS]


April 24, 2001


Dana Corporation
P.O. Box 1000
Toledo, Ohio  43697

                                Dana Corporation
  Registration Statement on Form S-8 - Dana Corporation 1997 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Dana Corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-8 for the Dana Corporation 1997 Stock Option Plan (the "Plan") being filed under the Securities Act of 1933, as amended ("the Act"), on or about the date of this letter to register 5,000,000 additional shares of common stock, $1.00 par value per share, including associated Preferred Share Purchase Rights (the "Shares"), of the Company, which from time to time may be offered and sold by the Company in connection with the Plan.

We are familiar with the Registration Statement and the Exhibits thereto. We have examined originals or copies, certified and otherwise identified to our satisfaction, of such corporate documents and records of the Company and certificates and verbal advice of public officials as we have deemed necessary to enable us to express this opinion. We have also relied on certificates of officers of the Company as to certain factual matters. In rendering this opinion, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The Shares have been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                                                 Very truly yours,

                                                 /s/ Hunton & Williams

                                                 HUNTON & WILLIAMS